Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES FISCAL 2012 REVENUE RISES

60%TO $658 MILLION; DILUTED EPS LOSS OF $0.28

- Q4 Revenue Rises 2% to $175 Million -

Dayton, Ohio, (March 28, 2013) -- REX American Resources Corporation (NYSE: REX) today reported financial results for its fiscal 2012 fourth quarter (“Q4 ’12”) and year ended January 31, 2013. REX management will host a conference call and webcast today at 9:00 a.m. ET.

Conference Call:	(212) 231-2914

Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx The webcast will be available for replay for 30 days

REX American Resources’ Q4 ’12 results principally reflect its alternative energy segment interests in seven ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated (NuGen was effective November 1, 2011), while those of its five other plants are reported as equity in income of unconsolidated ethanol affiliates.

REX recognizes certain results from its ethanol interests on a quarterly calendar basis, and as a result, REX’s Q4 results include results from ethanol operations for the period October 1, 2012 through December 31, 2012, with the exception of NuGen, which is for the period November 1, 2012 through January 31, 2013.

REX’s Q4 ’12 net sales and revenue rose 2.4% to $174.6 million, from $170.5 million in Q4 ’11. Reflecting the compression of ethanol margins along with lower income from discontinued operations, net loss attributable to REX shareholders in Q4 ’12 was $4.4 million, or a loss of $0.54 per diluted share, compared with income of $14.8 million, or $1.76 per diluted share, in Q4 ’11. Q4 ’12 loss from continuing operations attributable to REX shareholders net of tax was $4.6 million, or $0.56 per diluted share, compared with income of $14.5 million, or $1.72 per diluted share, in Q4 ’11. REX recorded income from discontinued operations net of tax, including gain on disposal of discontinued operations, of $0.1 million, or $0.02 per diluted share for Q4 ’12, compared with $0.3 million, or $0.04 per diluted share in Q4 ’11. Per share results in Q4 ’12 and Q4 ’11 are based on 8,156,000 and 8,398,000 diluted weighted average shares outstanding, respectively. The 2.9% reduction in the shares outstanding principally reflects the Company’s ongoing open market share repurchase program partially offset by shares exercised pursuant to options.

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REX American Resources Q4’ 12 Results, 3/28/13	page 2

Primarily reflecting the challenging alternative energy industry conditions that prevailed throughout fiscal 2012, REX incurred a consolidated gross loss (inclusive of the Company’s real estate segment) of $2.6 million in Q4’ 12, compared with a gross profit $20.5 million in Q4’ 11. In Q4 ’12, equity in loss of unconsolidated affiliates was $0.9 million, compared with income of $5.7 million in Q4 ’11. REX’s Q4 ’12 loss from continuing operations before income taxes and non-controlling interests was $8.3 million, compared with a profit of $25.2 million in Q4 ’11.

REX CEO, Stuart Rose, commented, “Fiscal 2012, in particular the fourth quarter, was a challenging period for the entire ethanol sector as profitability was significantly impacted by lower crush spread margins. In addition, year-over-year comparisons reflect the expiration of the VEETC tax credit at the end of 2011, as during the second half of 2011 there was an increase in demand for ethanol, which led to a slowdown in demand during 2012 and reduced ethanol pricing. Ethanol production costs also rose substantially during the second half of 2012 as the droughts across the Midwest significantly increased corn prices.

“Ethanol crush spread margins have strengthened since the beginning of calendar 2013 and REX is well positioned to take advantage of the improving industry environment. Our portfolio of state-of-the-art ethanol plants, and ability to efficiently produce dried distillers grains and corn oil, combined with the Company’s strict operating disciplines, suggests that REX will return to profitability as industry conditions normalize.”

On a full year basis, fiscal 2012 revenue rose 60.4% to $657.7 million, while gross profit declined from $34.0 million in fiscal 2011 to $13.5 million in fiscal 2012 reflecting the challenges faced by the industry throughout the year. As a result, the Company reported a fiscal 2012 net loss of $2.3 million, or a diluted EPS loss of $0.28, versus net income in fiscal 2011 of $28.3 million, or $3.08 per diluted share.

Balance Sheet and Share Repurchase Program

At January 31, 2013, REX had cash and cash equivalents of $69.1 million, $47.7 million of which was at the parent company and $21.4 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents of $75.0 million at January 31, 2012, $46.1 million of which was at the parent and $28.9 million of which was at its consolidated ethanol production facilities.

REX repurchased 31,902 common shares in Q4 ’12 at an average price per share of $16.92 and repurchased a total of 245,434 common shares in fiscal 2012 at an average price per share of $17.82. The Company is currently authorized to repurchase up to an additional 417,021 shares of common stock. Reflecting all share repurchases to date, REX has 8,151,846 shares outstanding.

At January 31, 2013, REX had lease agreements, as landlord for six former retail store locations. REX has 11 owned former retail stores that were vacant at January 31, 2013, which it is marketing to either lease or sell. The Company sold five former retail store locations during fiscal 2012. In addition, one former distribution center is partially leased, partially occupied by the REX corporate office and partially vacant. The real estate segment revenue reflects rental income derived from these sites.

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REX American Resources Q4’ 12 Results, 3/28/13	page 3

Segment Income Statement Data:

	Three Months Ended		Twelve Months Ended
($ in thousands)	January 31,		January 31,
	2013	2012	2013	2012
Net sales and revenue:
Alternative energy (1)	$174,230	$170,078	$656,167	$408,635
Real estate (2)	409	387	1,570	1,288
Total net sales and revenues	$174,639	$170,465	$657,737	$409,923

Segment profit (loss):
Alternative energy segment (loss) profit (1)	$(7,554)	$25,645	$(1,027)	$48,580
Real estate segment loss (2)	(215)	(62)	(511)	(1,376)
Corporate expense	(527)	(430)	(2,340)	(2,307)
Interest expense	(15)	(19)	(65)	(86)
Interest income	19	32	87	320
Income from synthetic fuel investments	-	-	-	2,883
(Loss) income from continuing operations before income taxes and non-controlling interests (2)	$(8,292)	$25,166	$(3,856)	$48,014

(1)	Includes results attributable to non-controlling interests of approximately 26% for One Earth, approximately 2.5% for NuGen in the fourth quarter of fiscal 2011 and approximately 1% for NuGen in fiscal 2012.
(2)	Certain amounts differ from those previously reported as a result of certain sold real estate assets being reclassified as discontinued operations.

The following table summarizes select data related to the Company’s consolidated alternative energy interests:

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2013	2012	2013	2012
Average selling price per gallon of ethanol	$2.29	$2.45	$2.23	$2.49
Average selling price per ton of dried distillers grains	$264.07	$199.65	$235.56	$196.46
Average selling price per ton of modified distillers grains	$127.32	$93.42	$117.89	$93.42
Average selling price per ton of wet distillers grains	$132.63	$56.85	$101.27	$58.17
Average cost per bushel of grain	$7.68	$6.36	$7.14	$6.66
Average cost of natural gas (per mmbtu)	$4.10	$5.18	$3.75	$4.88

Segment Balance Sheet Data:

	January 31, 2013	January 31, 2012
Assets:
Alternative energy	$337,857	$367,029
Real estate	13,326	17,458
Corporate	54,147	53,562
Total assets	$405,330	$438,049

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REX American Resources Q4’ 12 Results, 3/28/13	page 4

Supplemental Data Related to REX’s Alternative Energy Interests:

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Shipped as of January 31, 2013 (gallons in millions)
Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	110.0	74%	81.4
NuGen Energy, LLC (Marion, SD)	112.0	99%	110.9
Patriot Holdings, LLC (Annawan, IL)	117.7	27%	31.8
Big River Resources West Burlington, LLC (West Burlington, IA)	96.4	10%	9.6
Big River Resources Galva, LLC (Galva, IL)	104.2	10%	10.4
Big River United Energy, LLC (Dyersville, IA)	103.7	5%	5.2
Big River Resources Boyceville, LLC (Boyceville, WI)	56.5	10%	5.7
Total	700.5	n/a	255.0

About REX American Resources Corporation

REX American Resources has interests in seven ethanol production facilities which in aggregate shipped approximately 700 million gallons of ethanol over the twelve month period ended January 31, 2013. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended January 31, 2013) by the ethanol production facilities in which it has ownership interests was approximately 255 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried and modified distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:
Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

- statement of operations follow -

REX American Resources Q4’ 12 Results, 3/28/13	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2013	2012	2013	2012
Net sales and revenue	$174,639	$170,465	$657,737	$409,923
Cost of sales	177,208	149,996	644,201	375,921
Gross (loss) profit	(2,569)	20,469	13,536	34,002
Selling, general and administrative expenses	(3,779)	(3,933)	(12,545)	(10,377)
Equity in (loss) income of unconsolidated ethanol affiliates	(877)	5,705	627	21,532
Interest income	36	53	166	416
Interest expense	(1,152)	(1,329)	(4,870)	(3,459)
Loss on early termination of debt	-	-	-	(1)
Other income	50	618	80	625
Gain (loss) on disposal of real estate and property and equipment, net	3	-	(480)	-
Bargain purchase gain, net of equity method re-measurement loss	-	3,541	-	3,541
Income from synthetic fuel investments	-	-	-	2,883
(Losses) gains on derivative financial instruments, net	(4)	42	(370)	(1,148)
(Loss) income from continuing operations before income taxes and non-controlling interests	(8,292)	25,166	(3,856)	48,014
Benefit (provision) for income taxes	2,898	(7,699)	1,639	(15,957)
(Loss) income from continuing operations including non-controlling interests	(5,394)	17,467	(2,217)	32,057
Income from discontinued operations, net of tax	93	315	500	1,206
Gain on disposal of discontinued operations, net of tax	39	-	129	435
Net (loss) income including non-controlling interests	(5,262)	17,782	(1,588)	33,698
Net loss (income) attributable to non-controlling interests	819	(2,993)	(707)	(5,428)
Net (loss) income attributable to REX common shareholders	$(4,443)	$14,789	$(2,295)	$28,270

Weighted average shares outstanding – basic	8,156	8,334	8,272	9,117

Basic (loss) income per share from continuing operations*	$(0.56)	$1.73	$(0.35)	$2.92
Basic income per share from discontinued operations*	0.01	0.04	0.06	0.13
Basic income per share on disposal of discontinued operations*	0.01	-	0.01	0.05
Basic net (loss) income per share attributable to REX common shareholders	$(0.54)	$1.77	$(0.28)	$3.10

Weighted average shares outstanding – diluted	8,156	8,398	8,272	9,187

Diluted (loss) income per share from continuing operations*	$(0.56)	$1.72	$(0.35)	$2.90
Diluted income per share from discontinued operations*	0.01	0.04	0.06	0.13
Diluted income per share on disposal of discontinued operations*	0.01	-	0.01	0.05
Diluted net (loss) income per share attributable to REX common shareholders	$(0.54)	$1.76	$(0.28)	$3.08
Amounts attributable to REX common shareholders:
(Loss) income from continuing operations, net of tax	$(4,575)	$14,474	$(2,924)	$26,629
Income from discontinued operations, net of tax	132	315	629	1,641
Net (loss) income	$(4,443)	$14,789	$(2,295)	$28,270

*	Certain amounts differ from those previously reported as a result of certain real estate assets being reclassified as discontinued operations.

REX American Resources Q4’ 12 Results, 3/28/13	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheet

(in thousands) Unaudited

	January 31,	January 31,
	2013	2012
CURRENT ASSETS:
Cash and cash equivalents	$69,073	$75,013
Accounts receivable-net	11,567	12,784
Inventory	24,919	30,349
Refundable income taxes	1,347	1,816
Prepaid expenses and other	4,091	3,987
Deferred taxes-net	3,930	3,090
Total current assets	114,927	127,039
Property and equipment-net	223,180	240,084
Other assets	6,761	7,884
Equity method investments	59,959	61,679
Restricted investments and deposits	503	1,363
TOTAL ASSETS	$405,330	$438,049
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long term debt	$15,623	$15,222
Accounts payable –trade	4,655	6,985
Deferred income	627	1,864
Accrued real estate taxes	2,651	2,750
Accrued payroll and related items	302	2,882
Derivative financial instruments	1,859	1,694
Other current liabilities	5,742	5,844
Total current liabilities	31,459	37,241
LONG TERM LIABILITIES:
Long term debt	91,306	108,527
Deferred taxes	7,141	4,642
Deferred income	-	552
Derivative financial instruments	930	2,541
Other long term liabilities	211	2,703
Total long term liabilities	99,588	118,965
COMMITMENTS AND CONTINGENCIES EQUITY:
REX shareholders’ equity:
Common stock, 45,000 shares authorized, 29,853 shares issued at par	299	299
Paid in capital	143,575	142,994
Retained earnings	322,028	324,323
Treasury stock, 21,701 and 21,523 shares, respectively	(219,550)	(215,105)
Total REX shareholders’ equity	246,352	252,511
Non-controlling interests	27,931	29,332
Total equity	274,283	281,843
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$405,330	$438,049

- statement of cash flows follow -

REX American Resources Q4’ 12 Results, 3/28/13	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands) Unaudited

	Years Ended January 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,588)	$33,698
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	16,602	12,086
Impairment charges on real estate	562	1,227
Income from equity method investments	(627)	(21,532)
Dividends received from equity method investments	2,206	4,918
Bargain purchase gain, net	-	(3,541)
Income from synthetic fuel investments	-	(2,883)
Derivative financial instruments	(1,446)	(1,288)
Loss (gain) on disposal of real estate and property and equipment	357	(683)
Deferred income	(1,789)	(3,982)
Deferred income tax	(504)	14,667
Changes in assets and liabilities, net of acquisition and deconsolidation:
Accounts receivable	1,217	4,216
Inventory	5,430	(14,039)
Prepaid expenses and other assets	498	1,059
Income taxes refundable	719	7,852
Accounts payable-trade	(1,448)	1,191
Other liabilities	(3,141)	1,930
Net cash provided by operating activities	17,048	34,896
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,684)	(7,342)
Proceeds from synthetic fuel investments	-	2,883
Purchase of investments	-	(1,947)
Acquisition of business, net of cash acquired	-	12,293
Proceeds from sale of real estate and property and equipment	2,849	4,445
Restricted investments	860	237
Net cash provided by investing activities	25	10,569
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long term debt	(16,820)	(35,653)
Loan
Stock options exercised	265	362
Payments for loan fees	-	(627)
Payments to non-controlling interests holders	(2,085)	(2,084)
Repayments of contingent consideration liability	-	(1,251)
Treasury stock acquired	(4,373)	(22,218)
Net cash used in financing activities	(23,013)	(61,471)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,940)	(16,006)
CASH AND CASH EQUIVALENTS-Beginning of year	75,013	91,019
CASH AND CASH EQUIVALENTS-End of year	$69,073	$75,013

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